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                                                                       Exhibit 1
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                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of GRAVITY Co., Ltd., par value W500 per share, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agrees that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 30th day of August 2005.



                                        /s/ Jung Ryool Kim
                                     -------------------------------------------
                                     Jung Ryool Kim



                                        /s/ Ji Young Kim
                                     -------------------------------------------
                                     Ji Young Kim



                                        /s/ Jung Ryool Kim
                                     -------------------------------------------
                                     Jung Ryool Kim, as legal representative of
                                     Young Joon Kim



                                        /s/ Jung Ryool Kim
                                     -------------------------------------------
                                     Jung Ryool Kim, as legal representative of
                                     Ji Yoon Kim